Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2017

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules.  This Conflict Minerals Report and our conflict minerals policy are available on our web site at www.ti.com/conflictminerals.   We are not incorporating by reference the contents of our web site into this Conflict Minerals Report.  “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict:  tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2017 (collectively, “CMs”).  We designed the CM Process with the intent to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition).  The design of the CM Process included the following:

•	a conflict minerals policy;
•

an organizational structure and processes intended to ensure that our direct suppliers of CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

•

a process, which uses a reporting tool developed by the Responsible Minerals Initiative (“RMI”) and data gathered through the Responsible Minerals Assurance Process (“RMAP”) (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”);

•	assessment and management of risks identified through the process described above;
•	a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process;
•	reliance on the RMAP to validate supply chain due diligence; and
•	public reporting of the results of our due diligence.

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in any Covered Country (the “Conflict Status”), is limited.  Our supply chain for CMs is complex.  In many cases, we are multiple steps removed from the smelter or the mine, and we depend on information from Suppliers that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the RMAP.  The RMAP is a voluntary program in which an independent third party evaluates smelters’ and refiners’ procurement and inventory practices and determines whether the smelter or refiner (“Smelter”) has demonstrated that all the materials it processed originated from conflict-free sources.  The RMAP is overseen by the RMI, which was established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative.  TI is a member of the RBA and RMI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

•	communicating our CM policy to Suppliers;
•

directing Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the RMI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

analyzing Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and following up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	comparing the information received from Suppliers with the data made available by the RMAP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and
•

reviewing other source materials for Smelters that are not compliant with the RMI (these Smelters may supply CMs to us for products other than ICs) if we were unable to determine, on the basis of the information provided by Suppliers and RMAP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

IV.	Our Findings

We have determined that all of our integrated circuits (“ICs”) 1 were conflict-free. Our determination is based on the finding that all the Smelters identified to us by our Suppliers as being potentially in the supply chain for these products in 2017 supplied CMs exclusively from conflict-free sources.  ICs accounted for approximately 91 percent of TI revenue in 2017.

In 2017, we continued to make progress in our due diligence efforts with regard to Smelters that are not compliant with the RMI (these Smelters may supply CMs to us for products other than ICs). While we primarily relied on information from our first-tier suppliers, in some cases we contacted second-tier suppliers for more complete information.  That information, combined with the information available through the RMAP, provided us with greater insight into the Conflict Status of CMs identified as potentially in our supply chain.

The number of Smelters identified to us by our Suppliers as potentially in our supply chain in 2017 increased by approximately 1 percent.  Of the Smelters identified for 2017, we have determined that the CMs potentially supplied to us by 81 percent of the Smelters were conflict-free, as compared with 80 percent for 2016.  Another 3 percent of the Smelters identified for 2017 have committed to participate in a third-party audit of their Conflict Status.  In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

We do not have complete information about the CMs in our entire supply chain.  For 2017, approximately 74 percent of Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI.  (Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI.)  Industry efforts to collect and verify CM origin information remain incomplete.  For Smelters that have committed to participate in a third-party audit of their Conflict Status, that status is currently undeterminable because the audits are not complete.  The results of our due diligence, which are summarized in the charts below, reflect these limitations.

[1]

“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames.  It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto.  Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

V.	Product Scope

In 2017, our products were divided into two reportable segments as described in our annual report on Form 10-K for the year ended December 31, 2017: Analog (consisting of Power, Signal Chain, and High Volume product lines) and Embedded Processing (consisting of Connected Microcontrollers and Processors product lines).  We report the results of our remaining business activities in  Other.  Other includes operating segments that do not meet the quantitative thresholds for individually reportable segments and cannot be aggregated with other operating segments (Other includes DLP products, calculators, and certain custom semiconductors known as application-specific integrated circuits).  For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries, including to improve our due diligence:

•	redistribute copies of our CM policy to Suppliers;
•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;
•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;

•	encourage Suppliers to direct all Smelters in their supply chains to participate in the RMAP or a similar third-party audit program; and
•	contact various Smelters directly for information if their operating status changed, their RMI status changed, or they have refused to participate in a RMI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report.  The report by Crowe Horwath LLP is set forth as Appendix B to this Conflict Minerals Report.

[Intentionally blank]

Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2017.  As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

Table 1	Total RMAP compliant Smelters: 252	Tungsten Smelters	41
		Tin Smelters	69
		Tantalum Smelters	41
		Gold Smelters	101
Table 2	Total undeterminable Smelters: 59	Tungsten Smelters	4
		Tin Smelters	11
		Tantalum Smelters	1
		Gold Smelters	43

1.	Table 1:

Listed below are the 252 Smelters identified to us by our Suppliers as potentially in our supply chain for 2017 that the RMAP has reported as compliant with its audit protocols.  On that basis, we have determined that the CMs supplied by these Smelters were conflict-free.  The location information is as reported by the RMAP as of January 17, 2018.

*Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country Location
1.	A.L.M.T. TUNGSTEN Corp.*	Tungsten	JAPAN
2.	ACL Metais Eireli	Tungsten	Brazil
3.	Asia Tungsten Products Vietnam Ltd.	Tungsten	VIETNAM
4.	Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten	CHINA
5.	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CHINA
6.	Fujian Jinxin Tungsten Co., Ltd.*	Tungsten	CHINA
7.	Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten	CHINA
8.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CHINA
9.	Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CHINA
10.	Global Tungsten & Powders Corp.*	Tungsten	UNITED STATES
11.	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CHINA
12.	H.C. Starck Smelting GmbH & Co. KG*	Tungsten	GERMANY
13.	H.C. Starck Tungsten GmbH*	Tungsten	GERMANY
14.	Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CHINA
15.	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	Tungsten	CHINA
16.	Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten	CHINA
17.	Hydrometallurg, JSC*	Tungsten	RUSSIAN FEDERATION
18.	Japan New Metals Co., Ltd.*	Tungsten	JAPAN
19.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CHINA
20.	Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CHINA
21.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CHINA
22.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CHINA
23.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CHINA
24.	Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CHINA

25.	Kennametal Fallon*	Tungsten	UNITED STATES
26.	Kennametal Huntsville*	Tungsten	UNITED STATES
27.	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CHINA
28.	Moliren Ltd	Tungsten	RUSSIAN FEDERATION
29.	Niagara Refining LLC*	Tungsten	UNITED STATES
30.	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Tungsten	VIETNAM
31.	Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES
32.	South-East Nonferrous Metal Company Limited of Hengyang City	Tungsten	CHINA
33.	Tejing (Vietnam) Tungsten Co., Ltd.*	Tungsten	VIETNAM
34.	Unecha Refractory metals plant	Tungsten	RUSSIAN FEDERATION
35.	Vietnam Youngsun Tungsten Industry Co., Ltd.*	Tungsten	VIETNAM
36.	Wolfram Bergbau und Hütten AG*	Tungsten	AUSTRIA
37.	Woltech Korea Co., Ltd.	Tungsten	KOREA (REPUBLIC OF)
38.	Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CHINA
39.	Xiamen Tungsten Co., Ltd.*	Tungsten	CHINA
40.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten	CHINA
41.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	Tungsten	CHINA
42.	Alpha*	Tin	UNITED STATES
43.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA
44.	China Tin Group Co., Ltd.*	Tin	CHINA
45.	CV Ayi Jaya*	Tin	INDONESIA
46.	CV Dua Sekawan*	Tin	INDONESIA
47.	CV Gita Pesona*	Tin	INDONESIA
48.	CV Tiga Sekawan*	Tin	INDONESIA
49.	CV United Smelting*	Tin	INDONESIA
50.	CV Venus Inti Perkasa*	Tin	INDONESIA
51.	Dowa*	Tin	JAPAN
52.	EM Vinto*	Tin	BOLIVIA
53.	Fenix Metals*	Tin	POLAND
54.	Gejiu Fengming Metallurgy Chemical Plant	Tin	CHINA
55.	Gejiu Jinye Mineral Company*	Tin	CHINA
56.	Gejiu Kai Meng Industry and Trade LLC	Tin	CHINA
57.	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CHINA
58.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	Tin	CHINA
59.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd*	Tin	CHINA
60.	Guanyang Guida Nonferrous Metal Smelting Plant	Tin	CHINA
61.	Huichang Jinshunda Tin Co., Ltd.	Tin	CHINA
62.	Jiangxi Ketai Advanced Material Co., Ltd.*	Tin	CHINA
63.	Magnu's Minerais Metais e Ligas Ltda.*	Tin	BRAZIL
64.	Malaysia Smelting Corporation (MSC)*	Tin	MALAYSIA
65.	Melt Metais e Ligas S.A.*	Tin	BRAZIL
66.	Metallic Resources, Inc.*	Tin	UNITED STATES

67.	Metallo Belgium N.V. *	Tin	BELGIUM
68.	Metallo Spain S.L.U. *	Tin	SPAIN
69.	Mineração Taboca S.A.*	Tin	BRAZIL
70.	Minsur*	Tin	PERU
71.	Mitsubishi Materials Corporation*	Tin	JAPAN
72.	O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	THAILAND
73.	O.M. Manufacturing Philippines, Inc.*	Tin	PHILIPPINES
74.	Operaciones Metalurgical S.A.*	Tin	BOLIVIA
75.	PT Aries Kencana Sejahtera*	Tin	INDONESIA
76.	PT Artha Cipta Langgeng*	Tin	INDONESIA
77.	PT ATD Makmur Mandiri Jaya*	Tin	INDONESIA
78.	PT Babel Inti Perkasa*	Tin	INDONESIA
79.	PT Bangka Prima Tin*	Tin	INDONESIA
80.	PT Bangka Tin Industry*	Tin	INDONESIA
81.	PT Belitung Industri Sejahtera*	Tin	INDONESIA
82.	PT Bukit Timah*	Tin	INDONESIA
83.	PT DS Jaya Abadi*	Tin	INDONESIA
84.	PT Eunindo Usaha Mandiri*	Tin	INDONESIA
85.	PT Inti Stania Prima*	Tin	INDONESIA
86.	PT Karimun Mining*	Tin	INDONESIA
87.	PT Kijang Jaya Mandiri	Tin	INDONESIA
88.	PT Lautan Harmonis Sejahtera *	Tin	INDONESIA
89.	PT Menara Cipta Mulia *	Tin	INDONESIA
90.	PT Mitra Stania Prima*	Tin	INDONESIA
91.	PT O.M. Indonesia	Tin	INDONESIA
92.	PT Panca Mega Persada*	Tin	INDONESIA
93.	PT Premium Tin Indonesia*	Tin	INDONESIA
94.	PT Prima Timah Utama*	Tin	INDONESIA
95.	PT Refined Bangka Tin*	Tin	INDONESIA
96.	PT Sariwiguna Binasentosa*	Tin	INDONESIA
97.	PT Stanindo Inti Perkasa*	Tin	INDONESIA
98.	PT Sukses Inti Makmur*	Tin	INDONESIA
99.	PT Sumber Jaya Indah*	Tin	INDONESIA
100.	PT Timah (Persero) Tbk Kundur*	Tin	INDONESIA
101.	PT Timah (Persero) Tbk Mentok*	Tin	INDONESIA
102.	PT Tinindo Inter Nusa*	Tin	INDONESIA
103.	PT Tommy Utama*	Tin	INDONESIA
104.	Resind Indústria e Comércio Ltda.*	Tin	BRAZIL
105.	Rui Da Hung*	Tin	TAIWAN
106.	Soft Metais Ltda.*	Tin	BRAZIL
107.	Thaisarco*	Tin	THAILAND
108.	White Solder Metalurgia e Mineração Ltda.*	Tin	BRAZIL
109.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	Tin	CHINA

110.	Yunnan Tin Company Limited*	Tin	CHINA
111.	Asaka Riken Co., Ltd.	Tantalum	JAPAN
112.	Changsha South Tantalum Niobium Co., Ltd.*	Tantalum	CHINA
113.	D Block Metals, LLC*	Tantalum	UNITED STATES
114.	Exotech Inc.*	Tantalum	UNITED STATES
115.	F&X Electro-Materials Ltd.*	Tantalum	CHINA
116.	FIR Metals & Resource Ltd. *	Tantalum	CHINA
117.	Global Advanced Metals Aizu*	Tantalum	JAPAN
118.	Global Advanced Metals Boyertown*	Tantalum	UNITED STATES
119.	Guandong Rising Rare Metals – EO Materials Ltd *	Tantalum	CHINA
120.	Guangdong Zhiyuan New Material Co., Ltd.*	Tantalum	CHINA
121.	H.C. Starck Co., Ltd.*	Tantalum	THAILAND
122.	H.C. Starck Hermsdorf GmbH*	Tantalum	GERMANY
123.	H.C. Starck Inc.*	Tantalum	UNITED STATES
124.	H.C. Starck Ltd.*	Tantalum	JAPAN
125.	H.C. Starck Smelting GmbH & Co. KG*	Tantalum	GERMANY
126.	H.C. Starck Tantalum and Niobium GmbH*	Tantalum	GERMANY
127.	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CHINA
128.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
129.	Jiangxi Tuohong New Raw Material	Tantalum	CHINA
130.	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CHINA
131.	Jiujiang Tanbre Co., Ltd. *	Tantalum	CHINA
132.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
133.	KEMET Blue Metals*	Tantalum	MEXICO
134.	KEMET Blue Powder*	Tantalum	UNITED STATES
135.	King-Tan Tantalum Industry Ltd.	Tantalum	CHINA
136.	LSM Brasil S.A.*	Tantalum	BRAZIL
137.	Metallurgical Products India Pvt., Ltd. *	Tantalum	INDIA
138.	Mineração Taboca S.A.*	Tantalum	BRAZIL
139.	Mitsui Mining and Smelting Co., Ltd.*	Tantalum	JAPAN
140.	Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CHINA
141.	NPM Silmet AS*	Tantalum	ESTONIA
142.	Power Resources Ltd. *	Tantalum	MACEDONIA
143.	QuantumClean	Tantalum	UNITED STATES
144.	Resind Indústria e Comércio Ltda.	Tantalum	BRAZIL
145.	RFH Tantalum Smeltery Co., Ltd./Yanling Juncheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA
146.	Solikamsk Magnesium Works OAO*	Tantalum	RUSSIAN FEDERATION
147.	Taki Chemical Co., Ltd.*	Tantalum	JAPAN
148.	Telex Metals*	Tantalum	UNITED STATES
149.	Ulba Metallurgical Plant JSC*	Tantalum	KAZAKHSTAN
150.	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA
151.	Yichun Jin Yang Rare Metal Co., Ltd.*	Tantalum	CHINA
152.	Advanced Chemical Company	Gold	UNITED STATES

153.	Aida Chemical Industries Co., Ltd.*	Gold	JAPAN
154.	Al Etihad Gold LLC	Gold	UNITED ARAB EMIRATES
155.	Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold	GERMANY
156.	Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	UZBEKISTAN
157.	AngloGold Ashanti Córrego do Sítio Mineração*	Gold	BRAZIL
158.	Argor-Heraeus S.A.*	Gold	SWITZERLAND
159.	Asahi Pretec Corp.*	Gold	JAPAN
160.	Asahi Refining Canada Ltd.*	Gold	CANADA
161.	Asahi Refining USA Inc.*	Gold	UNITED STATES
162.	Asaka Riken Co., Ltd.*	Gold	JAPAN
163.	AU Traders and Refiners	Gold	SOUTH AFRICA
164.	Aurubis AG*	Gold	GERMANY
165.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	PHILIPPINES
166.	Boliden AB*	Gold	SWEDEN
167.	C. Hafner GmbH + Co. KG*	Gold	GERMANY
168.	CCR Refinery - Glencore Canada Corporation*	Gold	CANADA
169.	Cendres + Metaux S.A.	Gold	Switzerland
170.	Chimet S.p.A.*	Gold	ITALY
171.	Daejin Indus Co., Ltd.	Gold	KOREA (REPUBLIC OF)
172.	DODUCO Contacts and Refining GmbH *	Gold	GERMANY
173.	Dowa*	Gold	JAPAN
174.	DSC (Do Sung Corporation) *	Gold	KOREA (REPUBLIC OF)
175.	Eco-System Recycling Co., Ltd.*	Gold	JAPAN
176.	Emirates Gold DMCC	Gold	UNITED ARAB EMIRATES
177.	Geib Refning Corporation	Gold	UNITED STATES
178.	Gold Refinery of Zijin Mining Group Co., Ltd. *	Gold	CHINA
179.	HeeSung Metal Ltd.	Gold	KOREA (REPUBLIC OF)
180.	Heimerle + Meule GmbH*	Gold	GERMANY
181.	Heraeus Metals Hong Kong Ltd.*	Gold	CHINA
182.	Heraeus Precious Metals GmbH & Co. KG*	Gold	GERMANY
183.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CHINA
184.	Ishifuku Metal Industry Co., Ltd.*	Gold	JAPAN
185.	Istanbul Gold Refinery*	Gold	TURKEY
186.	Italpreziosi	Gold	ITALY
187.	Japan Mint*	Gold	JAPAN
188.	Jiangxi Copper Co., Ltd.*	Gold	CHINA
189.	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	Gold	RUSSIAN FEDERATION
190.	JSC Uralelectromed*	Gold	RUSSIAN FEDERATION
191.	JX Nippon Mining & Metals Co., Ltd.*	Gold	JAPAN
192.	Kazzinc*	Gold	KAZAKHSTAN
193.	Kennecott Utah Copper LLC*	Gold	UNITED STATES
194.	Kojima Chemicals Co., Ltd.*	Gold	JAPAN
195.	Korea Zinc Co., Ltd.	Gold	KOREA (REPUBLIC OF)

196.	Kyrgyzaltyn JSC*	Gold	KYRGYZSTAN
197.	LS-NIKKO Copper Inc.*	Gold	KOREA (REPUBLIC OF)
198.	Marsam Metals	Gold	BRAZIL
199.	Materion*	Gold	UNITED STATES
200.	Matsuda Sangyo Co., Ltd.*	Gold	JAPAN
201.	Metalor Technologies (Hong Kong) Ltd.*	Gold	CHINA
202.	Metalor Technologies (Singapore) Pte., Ltd.*	Gold	SINGAPORE
203.	Metalor Technologies (Suzhou) Ltd. *	Gold	CHINA
204.	Metalor Technologies S.A.*	Gold	SWITZERLAND
205.	Metalor USA Refining Corporation*	Gold	UNITED STATES
206.	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Gold	MEXICO
207.	Mitsubishi Materials Corporation*	Gold	JAPAN
208.	Mitsui Mining and Smelting Co., Ltd.*	Gold	JAPAN
209.	MMTC-PAMP India Pvt., Ltd.*	Gold	INDIA
210.	Moscow Special Alloys Processing Plant*	Gold	RUSSIAN FEDERATION
211.	Nadir Metal Rafineri San. Ve Tic. A.*	Gold	TURKEY
212.	Nihon Material Co., Ltd.*	Gold	JAPAN
213.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	AUSTRIA
214.	Ohura Precious Metal Industry Co., Ltd.*	Gold	JAPAN
215.	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	Gold	RUSSIAN FEDERATION
216.	OJSC Novosibirsk Refinery*	Gold	RUSSIAN FEDERATION
217.	PAMP S.A.*	Gold	SWITZERLAND
218.	Planta Recuperadora de Metales SpA	Gold	CHILE
219.	Prioksky Plant of Non-Ferrous Metals*	Gold	RUSSIAN FEDERATION
220.	PT Aneka Tambang (Persero) Tbk*	Gold	INDONESIA
221.	PX Précinox S.A.*	Gold	SWITZERLAND
222.	Rand Refinery (Pty) Ltd.*	Gold	SOUTH AFRICA
223.	Republic Metals Corporation*	Gold	UNITED STATES
224.	Royal Canadian Mint*	Gold	CANADA
225.	SAAMP	Gold	FRANCE
226.	Safimet S.p.A.	Gold	ITALY
227.	Samduck Precious Metals*	Gold	KOREA (REPUBLIC OF)
228.	SAXONIA Edelmetalle GmbH	Gold	GERMANY
229.	Schone Edelmetaal B.V.*	Gold	NETHERLANDS
230.	SEMPSA Joyería Platería S.A.*	Gold	SPAIN
231.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CHINA
232.	Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CHINA
233.	Singway Technology Co., Ltd.*	Gold	TAIWAN
234.	SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold	RUSSIAN FEDERATION
235.	Solar Applied Materials Technology Corp.*	Gold	TAIWAN
236.	Sumitomo Metal Mining Co., Ltd.*	Gold	JAPAN
237.	SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF

238.	T.C.A S.p.A*	Gold	ITALY
239.	Tanaka Kikinzoku Kogyo K.K.*	Gold	JAPAN
240.	The Refinery of Shandong Gold Mining Co., Ltd.*	Gold	CHINA
241.	Tokuriki Honten Co., Ltd.*	Gold	JAPAN
242.	Torecom*	Gold	KOREA (REPUBLIC OF)
243.	Umicore Brasil Ltda.*	Gold	BRAZIL
244.	Umicore Precious Metals Thailand*	Gold	THAILAND
245.	Umicore S.A. Business Unit Precious Metals Refining*	Gold	BELGIUM
246.	United Precious Metal Refining, Inc.*	Gold	UNITED STATES
247.	Valcambi S.A.*	Gold	SWITZERLAND
248.	Western Australian Mint trading as The Perth Mint*	Gold	AUSTRALIA
249.	WIELAND Edelmetalle GmbH	Gold	GERMANY
250.	Yamakin Co., Ltd.	Gold	JAPAN
251.	Yokohama Metal Co., Ltd.*	Gold	JAPAN
252.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CHINA

2.	Table 2:

Listed below are the 59 Smelters identified to us by our Suppliers as potentially in our supply chain for 2017 that have processed CMs of undeterminable origin. “Active” means the Smelter has committed to participate in a third-party audit of its Conflict Status, as reported by the RMAP.   The location information and “Active” status are as reported by the RMAP as of January 17, 2018.

No.	Smelter	Metal	Country	Active
1.	Ganzhou Haichuang Tungsten Co., Ltd.	Tungsten	CHINA	√
2.	Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	CHINA
3.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten	CHINA
4.	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	CHINA
5.	An Vinh Joint Stock Mineral Processing Company	Tin	VIETNAM
6.	CNMC (Guangxi) PGMA Co., Ltd.	Tin	CHINA
7.	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Tin	VIETNAM
8.	Estanho de Rondônia S.A.	Tin	BRAZIL
9.	Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin	CHINA
10.	HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA
11.	Modeltech Sdn Bhd	Tin	MALAYSIA	√
12.	Nankang Nanshan Tin Manufactory Co., Ltd.	Tin	CHINA	√
13.	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM
14.	Super Ligas	Tin	BRAZIL
15.	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	VIETNAM
16.	Duoluoshan	Tantalum	CHINA
17.	Abington Reldan Metals, LLC	Gold	UNITED STATES
18.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	TURKEY
19.	Bangalore Refinery	Gold	INDIA	√
20.	Caridad	Gold	MEXICO
21.	Chugai Mining	Gold	JAPAN
22.	Daye Non-Ferrous Metals Mining Ltd.	Gold	CHINA
23.	Degussa Sonne/Mond Goldhandel gmbH	Gold	GERMANY
24.	Elemetal Refining, LLC	Gold	UNITED STATES
25.	GCC Gujrat Gold Centre Pvt. Ltd.	Gold	INDIA

26.	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	CHINA
27.	Guangdong Jinding Gold Limited	Gold	CHINA
28.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	CHINA
29.	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	CHINA
30.	Hunan Chenzhou Mining Co., Ltd.	Gold	CHINA
31.	HwaSeong CJ CO., LTD.	Gold	KOREA (REPUBLIC OF)
32.	Kaloti Precious Metals	Gold	UNITED ARAB EMIRATES
33.	Kazakhmys Smelting LLC	Gold	KAZAKHSTAN
34.	KGHM Polska Miedz Spólka Akcyjna	Gold	POLAND	√
35.	Kyshtym Copper-Electrolytic Plant ZAO	Gold	RUSSIAN FEDERATION
36.	L’azurde Company for Jewelry	Gold	SAUDI ARABIA
37.	Lingbao Gold Co., Ltd.	Gold	CHINA
38.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	CHINA
39.	L’Orfebre S.A.	Gold	ANDORRA	√
40.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	CHINA
41.	Modeltech Sdn Bhd	Gold	MALAYSIA	√
42.	Morris and Watson	Gold	NEW ZEALAND
43.	Morris and Watson Gold Coast	Gold	NEW ZEALAND
44.	Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN
45.	Pease & Curren	Gold	UNITED STATES
46.	Penglai Penggang Gold Industry Co., Ltd.	Gold	CHINA
47.	Refinery of Seemine Gold Co., Ltd	Gold	CHINA
48.	Remondis Argentia B.V.	Gold	NETHERLANDS	√
49.	Sabin Metal Corp.	Gold	UNITED STATES
50.	SAFINA A.S.	Gold	CZECH REPUBLIC	√
51.	Sai Refinery	Gold	INDIA
52.	Samwon Metals Corp.	Gold	KOREA (REPUBLIC OF)
53.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	CHINA
54.	State Research Institute Center for Physical Sciences and Technology	Gold	LITHUANIA
55.	Tongling Nonferrous Metals Group Co., Ltd.	Gold	CHINA
56.	Tony Goetz NV	Gold	BELGIUM
57.	TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN
58.	Universal Precious Metals Refining Zambia	Gold	ZAMBIA
59.	Yunnan Copper Industry Co., Ltd.	Gold	CHINA

Appendix B
Independent Private Sector Auditor Report

INDEPENDENT AUDITOR’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2017 through December 31, 2017, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”), and

•

whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2017 through December 31, 2017, is consistent, in all material respects, with the due diligence process that the Company undertook.

The Company’s management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States.  Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed is in accordance with the criteria, in all material respects.  An examination involves performing procedures to obtain evidence about the Company’s due diligence framework and the description of the due diligence measures the Company performed.  The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Company’s due diligence framework and its description of the due diligence measures the Company performed, whether due to fraud or error.  We believe the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
•	The completeness of the Company’s description of the due diligence measures performed;
•	The suitability of the design or operating effectiveness of the Company’s due diligence process;
•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or
•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion,

•

the design of the Company’s due diligence framework for the reporting period from January 1, 2017 through December 31, 2017, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is presented in conformity, with the OECD Due Diligence Guidance, in all material respects and

•

the Company’s description of the due diligence measures it performed as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2017 through December 31, 2017, is presented in conformity with the due diligence process that the Company undertook, in all material respects.

/s/ Crowe Horwath LLP

Los Angeles, CA

May 2, 2018